UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2024, ShiftPixy, Inc. (the “Company”) priced a “reasonable best efforts” offering (the “Offering”) for the sale by the Company of an aggregate of 590,000 shares of common stock, 586,470 pre-funded warrants (the “Pre-funded Warrants”), and 1,176,470 common warrants (“Common Warrants”) pursuant to a securities purchase agreement with an investor (“Purchase Agreement”). The offering price was $4.25 per share and accompanying Common Warrant, or $4.2499 per Pre-funded Warrant and accompanying Common Warrant. The Pre-funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-funded Warrants are exercised in full, and have an exercise price of $0.0001. The Common Warrants are exercisable immediately for a term of five years and have an exercise price of $4.25. A.G.P./Alliance Global Partners acted as placement agent for the Offering and received a fee of 7% of the gross proceeds, and reimbursement of certain expenses, pursuant to an engagement agreement between the Company and AGP, dated January 8, 2024, as amended on March 18, 2024 (as amended, the “Engagement Agreement”). The Offering closed on March 21, 2024.

Effective upon closing of the Offering, pursuant to an amendment to common stock purchase warrants (the “Warrant Amendment”), the exercise price of an aggregate of 97,850 outstanding warrants the Company issued to an investor in July 2022 and July 2023 was reduced to $4.25 and the term of these warrants was extended such that they will expire on March 21, 2029. In addition, the exercise price of 94,375 outstanding warrants the Company issued to an investor in October 2023 (the “October 2023 Warrants”) will be reduced to $4.25, effective upon the sooner of (i) receipt of Company stockholder approval or (ii) the date that is six months following the initial date of issuance of the October 2023 Warrants. If such stockholder approval is not obtained by the date that is six months following the initial date of issuance of the October 2023 Warrants, then the exercise price of the October 2023 Warrants will automatically be reduced to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the common stock on April 10, 2024.

The securities were offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-276750), as amended, which was declared effective by the Securities and Exchange Commission on March 18, 2024.

The foregoing descriptions of the Purchase Agreement, Engagement Agreement and Warrant Amendment are qualified by reference to the full text of such documents, which are filed as exhibits to this report.

Item 8.01 Other Events.

On March 19, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Engagement Agreement (incorporated by reference to S-1/A filed February 12, 2024)
10.3	Amendment No. 1 to Engagement Agreement
10.4	Warrant Amendment
99.1	Press Release dated March 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: March 21, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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